UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/16,800th share of common stock at an exercise price of $193,200.00 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company, a total of 796,075 shares of the Company’s common stock, being greater than one-third of the 2,029,796 shares of common stock issued and outstanding and entitled to vote as of the record date for the Annual Meeting, were present virtually, or represented by valid proxy at the Annual Meeting, constituting a quorum.

The following proposals, each as described further in the definitive proxy statement filed with the Securities and Exchange Commission on May 29, 2025, were voted upon by the stockholders:

Proposal 1 – Election of Director

Stockholders approved to elect the nominee for Class C director named herein to serve until the 2028 Annual Meeting or his successor is duly elected and qualified, based on the votes listed below:

Director Nominee	For	Against	Abstain
Lakhmir Chawla	270,872	33,480	491,723

There were no broker non-votes regarding the election of directors.

Proposal 2 – Approval of Amendment to the Company’s 2021 Equity Incentive Plan

Stockholders approved an amendment to the 2021 Equity Incentive Plan to adjust the number of shares reserved under the 2021 Equity Incentive Plan under its “evergreen” feature quarterly rather than annually, based on the votes listed below:

For	Against	Abstain
267,539	33,296	495,240

There were no broker non-votes regarding this proposal.

Proposal 3 – Advisory Vote on Executive Compensation

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers and director, based on the votes below:

For	Against	Abstain
263,178	35,009	497,888

There were no broker non-votes regarding this proposal.

Proposal 4 – Advisory Vote on the Frequency of Vote on Executive Compensation

Stockholders approved, on an advisory basis, the frequency of three years for future advisory votes on the compensation of the Company’s named executive officers and director, based on the votes below:

One Year	Two years	Three Years	Abstain
45,548	2,681	253,797	494,049

There were no broker non-votes regarding this proposal.

Proposal 5 – Approval of Reverse Stock Splits

Stockholders approved a proposal to grant discretionary authority to the board of directors to effect one or more reverse stock splits of our common stock within one (1) year of June 23, 2025, at a specific ratio of one-for-two to a maximum of one-for-250, with the specific ratio(s) to be fixed within this range by the board of directors in its sole discretion without further stockholder approval, based on the votes below:

For	Against	Abstain
729,206	66,503	366

There were no broker non-votes regarding this proposal.

Proposal 6 – Approval of Issuance of Common Stock in Excess of Exchange Cap

Stockholders approved the reservation and issuance of shares of our common stock pursuant to the Class H Warrants, dated May 29, 2025, entered into between us and certain purchasers in connection with a stock purchase agreement dated the same date, to the extent that issuances under the Class H Warrants may exceed 20% of the Company’s total outstanding shares, which could trigger the Exchange Cap, based on the votes listed below:

For	Against	Abstain
755,720	37,572	2,783

There were no broker non-votes regarding this proposal.

Proposal 7 – Approval of Change of Corporate Domicile

The proposal to change the Company's domicile from Delaware to Nevada, notwithstanding more than 89% of stockholders present voted in favor of the proposal, did not receive the required number of affirmative votes from the outstanding shares to pass at this time, based on the votes listed below:

For	Against	Abstain
268,216	30,800	467,059

There were no broker non-votes regarding this proposal.

Proposal 8 – Ratification of the Auditor

Stockholders ratified Baker Tilly US, LLP to audit our financial statements for the fiscal year ending December 31, 2025, based on the votes listed below:

For	Against	Abstain
276,337	20,913	498,825

There were no broker non-votes regarding this proposal.

Item 8.01. Other Information.

At the conclusion of the meeting, James Rolke, the Company’s CEO, provided a brief presentation regarding recent corporate updates and project developments. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The presentation has also been posted on the Company’s website.

The information in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	June 2025 Annual Meeting Corporate Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	June 25, 2025	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)